Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Yearly Report of China Teletech Limited (the “Company”) on Form 10-K for the year ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dong Liu, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Yearly Report on Form 10-K for the year ending December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-K for the year ending December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of China Teletech Limited.

Date: October 13, 2011	By:	/s/ Dong Liu
Dong Liu
President and Chief Executive Officer (Principal Executive Officer)